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                                                                    Exhibit 4.6




          This Capital Securities Certificate is a Global Capital Securities Certificate within the meaning of the Declaration of Trust hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration of Trust and no transfer of this Capital Securities Certificate (other than a transfer of this Capital Securities Certificate as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Declaration of Trust.

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                  Unless this Capital Securities Certificate is presented by an authorized representative of The Depository Trust Company ("DTC")(55 Water Street, New York) to Bancorp Hawaii Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Securities Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.





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CERTIFICATE NUMBER                                  NUMBER OF CAPITAL SECURITIES

BHTCI-


                                CUSIP NO. [      ]
                    CERTIFICATE EVIDENCING CAPITAL SECURITIES
                                       OF
                         BANCORP HAWAII CAPITAL TRUST I
                       8.25% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


                  Bancorp Hawaii Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that __________ (the "Holder") is the registered owner of _________ ( ) capital securities of the Trust representing an undivided beneficial interest in the assets of Trust and has designated the Bancorp Hawaii Capital Trust I 8.25% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.05 of the Declaration of Trust (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities presented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of December 30, 1996, as the same may be amended from time to time (the "Declaration of Trust") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Bancorp Hawaii, Inc., a Hawaii corporation, and The Bank of New York, as Guarantee Trustee, dated as of December 30, 1996, (the "Guarantee Agreement"), to the extent provided therein. The Trust will furnish a copy of the Declaration of Trust and the Guarantee Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.
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                  Upon receipt of this certificate, the Holder is bound by the
Declaration of Trust and is entitled to benefits thereunder.



                  IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this Certificate this ____ day of April, 1997.


                                        BANCORP HAWAII CAPITAL TRUST I

                                          by
                                             -----------------------------------
                                             Name:
                                             Title: Administrative Trustee


                                        COUNTERSIGNED AND REGISTERED:

                                        THE BANK OF NEW YORK, as Transfer Agent
                                        and Registrar

                                          by
                                             -----------------------------------
                                                    Authorized Signatory
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                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


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        (Insert assignee's social security or tax identification number)


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(Insert address and zip code of assignee)


and irrevocably appoints
                         -------------------------------------------------------

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agent to transfer this Capital Security Certificate on the books of the Trust.
The agent may substitute another to act for him or her.


Date:
       ----------

Signature
          ----------------------------------------------------------------------
          (Sign exactly as your name appears on the other side of this Capital Security Certificate)


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.